NORWEST BANKS
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Borrower's name                                                       Date
Top Air Manufacturing, Inc.                                           10-10-1997
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Promise to Pay: For Value received,  the undersigned Borrower promises to pay to the order of Norwest Bank Iowa, National Association (the "Bank"), at 302 Main Street Cedar Falls, IA 50613 or at any other place designated at any time by the holder of this promissory note (the "Note") in lawful money of the United States of America, the principal sum of Four Million and 0/100 Dollars ($4,000,000.00), together with interest on the unpaid principal amount in accordance with the repayment terms set forth below.

Interest: Interest on this Note, calculated on the basis of actual days elapsed in a 360 day year, will accrue as follows (choose one of the following):

|X|    on the unpaid principal amount of this Note at the Note Rate.
|_| on the unpaid principal amount of this Note at the __________ of the Note Rates selected at any time.
|_|    on the unpaid principal amount of this Note:
          up to and including $________________ at the Note Rate.
          from $ _____________  to and including $  _______________  at the Note
          Rate ______  ___________  %. from $  _____________  to and including
          $_______________ at the Note Rate ______ ___________ %.
       from $ _____________ to and including $ _______________ at the Note Rate ______ ___________ %.
|_|    if the unpaid principal amount of this Note:
          is not in excess of $ _____________ at the Note Rate.
          is equal to or greater than $ _______________ but not in excess of $ _______________ at the Note Rate ______ ___________ %. is equal to or greater than $ _______________  but not in excess of $ _______________ at the Note Rate ______ ___________ %.
       is equal to or greater than $ _______________ at the Note Rate ______ ___________ %.

Note Rate: The Note Rate under this Note shall be (choose the applicable Note Rate(s)):

|_|    an annual rate of _________% (the "Note rate"),
|X| an annual rate |X| equal to the Index Rate, or |_| __________% __________ the Index Rate, or |_| _________% of the Index Rate, |X| from time to time in effect, each change in the interest rate to become effective on the day the corresponding change in the Index Rate becomes effective, or |_| with an initial interest rate equal to 8.5000 % (the "Note Rate"),
|_| an annual rate as set forth in the Interest Rate Addendum attached to this Note (the "Note Rate"),

provided that if this Note has a variable rate of interest, |_| the Note rate shall at no time be less than _________%, and |_| shall at no time exceed an annual rate of __________%. In no event shall the rate of interest applicable to this Note under any term or condition exceed the maximum rate permitted by law. |X| "Index Rate" means |X| the "Base Rate" which is the rate of interest established by Norwest Bank Iowa, N.A.

       |_| the "Wall Street Rate" which is the highest "prime" rate of interest reported in the Wall Street Journal "Money Rates" Table, or
   |_| the

Repayment Terms: Unless payable sooner as a result of its acceleration, the Borrower promises to pay this Note as follows (choose the applicable Repayment
Term):

   Principal.  Principal shall be payable:
   |_| on the earlier of demand or _______________ (the "Due Date").
   |X| on   11-30-1998         (the "Due Date").
   Interest.  Interest shall be payable:
   |_| on the Due Date.
   |X| monthly, commencing 11-10-1997 and on the same day of each succeeding month and on the Due Date.

"Due Date" means the maturity date of this Note whether it is the stated maturity date or an earlier date by reason of acceleration or demand.

|X| Revolving Line. The Borrower may borrow, prepay, and reborrow under this Note until the Due Date within the limits of this Note, and subject to the terms and conditions in any other agreements between the Borrower and the Bank.

|X| Conditional Line. Any advances made under this Note shall be at the sole discretion of the Bank and the Bank is not obligated to make any advance under this Note.

|_|Late Fee:  Each time that a scheduled  payment is not paid when due or within
   ______ days  afterward,  the Borrower agrees to pay a late fee equal to |_| $
   ______________,  or |_|  _________________  % of the full  amount of the late
   payment, or |_| the ____________ of $ ________________ or _________________ %
   of the full amount of the late payment. Acceptance by the Bank of any late fee shall not constitute a waiver of any default hereunder.
|_|Other Fees: |_| The Borrower shall pay to the Bank a one-time,  nonrefundable
   ________________________  equal to $ _______________ at the time this Note is
   signed. |_| The Borrower shall pay to the Bank a ___________________ equal to |_| $ __________________, or |_| _______________% per annum (calculated on
   the basis of actual days elapsed in a _______ day year) of the |_| average daily unused portion, |_| maximum principal amount of the line evidenced by this Note, payable _________________, in _________________, commending
   ________________  and on the _________ day of each  succeeding  _____________
   and on the Due Date.
|_|Additional Interest Before and After the Due Date: Each time that a scheduled payment is not paid when due or within _________ days afterward, additional interest will begin accruing on the next calendar day on the entire unpaid principal amount of this Note at an annual Rate of ____________ % in excess of the Note Rate ("Additional Interest Rate"). Acceptance by the Bank of Additional Interest shall not constitute a waiver of any default hereunder. The unpaid principal and interest due on this Note after the Due Date shall bear interest until paid at the Additional Interest Rate (except in North Dakota).

Prepayment:  The Borrower may at any time prepay this Note, in whole or in part.

Security: In addition to any other collateral interest given to the Bank previously, now, or in the future, by separate agreement not referenced herein, which states it is given to secure this Note or all indebtedness of the Borrower to the Bank, this Note is secured with a (an) Security Agreement dated 06-26-1995, 1/13/97, and a Mortgage dated 1/13/97.

Default and Acceleration: Borrower will be in default under this Note if: (i) the Borrower fails to pay when due any principal, interest or other amounts due under this Note, or (ii) the Borrower fails to perform or observe any term or covenant of this Note or any related documents or perform any other agreement with the Bank, or (iii) the Borrower or any subsidiary fails to perform or observe any agreement with any other creditor that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness or obligation to be accelerated, or (iv) the Borrower changes its legal form of organization, or (v) any representation or warranty made by the Borrower in applying for the loan evidenced this Note is untrue in any material respect, or
(vi) a garnishment, levy or writ of attachment, or any local, state or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower or any subsidiary that is in the Bank's possession for indebtedness owed to the Borrower or any subsidiary by the Bank, or (vii) any Guaranty given in connection herewith may have become, in the Bank's judgment, unenforceable, or (viii) the holder of this Note at any time, in good faith, believes that the Borrower will not be able to pay this Note when it is due.